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                                                                 Exhibit 5.1




                                October 16, 1996




Greater China Corporation
27 East 61st Street
Third Floor
New York, New York  10021


          RE:  REGISTRATION STATEMENT ON FORM S-8
                   GREATER CHINA CORPORATION
               ----------------------------------

Gentlemen:

          We are acting as counsel for Greater China Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 350,000 shares (the "Shares") of the Company's common stock, par value $0.02 per share (the "Common Stock) reserved for issuance under the Company's 1996 Consultants Stock Option Plan, dated as of September 4, 1996 (the "Plan") and pursuant to the non-qualified stock option agreements between the Company and:
(i) KCSA, Inc., dated September 5, 1996, (ii) Al Greco, Esq., dated September 5, 1996, (iii) Alvin M. Rosen, dated September 5, 1996, (iv) Matthias & Berg LLP, dated October 14, 1996, (v) Silkroad, Inc., dated October 14, 1996, (vi) Warren Wang, dated October 14, 1996, and (vii) Robert J. Law, dated October 14, 1996 (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

          In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

          In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

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Greater China Corporation
October 16, 1996
Page 2

          Based upon the foregoing, it is our opinion that the Shares, when sold in accordance with the terms of the Plan and Contracts, will be legally issued, fully paid and non-assessable.

          The opinions expressed herein are limited to matters involving the federal laws of the United States.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Interests of Named Experts and Counsel."

                                        Respectfully submitted,



                                        MATTHIAS & BERG LLP